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THE BRINSON FUNDS
17a-7 Transactions Summary:  Third Quarter 2000

		Transaction		US $
Seller	Buyer	Date	Currency	Value

BMF Global (Ex-U.S.)	EquBRF Global (Ex-U.S.) Eq	04/04/2000	Various	"$12,164,632 "
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